QUANTRX(R) BIOMEDICAL COMPLETES FINAL PHASE OF EQUITY FINANCING,
                    RAISING AN ADDITIONAL $3.53 MILLION FOR
                       AGGREGATE PROCEEDS OF $5.57 MILLION

DOYLESTOWN, PA - March 6, 2007 -- QuantRx(R) Biomedical Corporation (OTCBB:
QTXB), an emerging leader in the research and development of medical diagnostic platforms and products, today announced that it has further strengthened its financial position with the completion of a private placement to certain institutional and accredited investors of 3.53 million shares of QuantRx common stock at a per share price of $1.00. As a result, the Company realized aggregate gross proceeds of approximately $3.53 million in the final financing phase.

The entire round of financing resulted in the Company receiving aggregate gross proceeds of approximately $5.57 million. Its strengthened balance sheet allows QuantRx to build investment in its medical diagnostic intellectual property portfolio and to advance its growth initiatives.

"QuantRx continues to gain the support of the investment community, as evidenced by this further financing. Building the Company's financial strength is key to our plan to commercialize a number of products this year - the kick-off of a steady stream of product introductions," said Walter Witoshkin, QuantRx Chairman and Chief Executive Officer. "We continue to be pleased with our progress as QuantRx capitalizes on its considerable portfolio of technology platforms and growth prospects through a range of medical diagnostic products."

The transaction announced today is the second and final of two closings to complete a financing arrangement commenced in 2006. In December 2006, QuantRx completed an interim closing for a private placement to accredited investors of
2.04 million shares of QuantRx common stock for aggregate gross

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proceeds of $2.04 million. The financing includes warrants to purchase shares of
QuantRx common stock.

About QuantRx Biomedical

QuantRx Biomedical Corporation (OTCBB: QTXB) is an emerging leader in the research and development of medical diagnostics, specializing in creating, acquiring and commercializing diagnostic platforms and developing products, based on its core intellectual property, for both professional and consumer use. The Company's technology portfolio includes rapid point-of-care testing products that bring medical information directly to the healthcare provider or the patient; genome-based diagnostics chips for medical professionals and institutions; PAD technology for diagnosis and treatment of women's health concerns and other medical needs; and diagnostic imaging products for the positron emission tomography (PET) market.

QuantRx has corporate offices in Doylestown, Pennsylvania, and its research and development center in Portland, Oregon. Additionally, the Company holds significant positions in FluoroPharma, Inc., a Boston-based molecular imaging company, and Genomics USA, Inc., a Chicago-based developer of microarray technology for DNA testing.

Neither the shares of common stock offered and sold in the private placement nor the shares of common stock underlying the warrants were registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration. QuantRx offered and sold the foregoing securities in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and/or Regulation D promulgated thereunder. The disclosure about the private placementand

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automatic conversion contained in this press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of QuantRx, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This release may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements reflect, among other things, management's current expectations, management's current plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict including general economic conditions, QuantRx' need for additional funds, the Company's dependence on a limited number of imaging compounds, the early state of the products the Company is developing, uncertainties relating to clinical trials and regulatory reviews, competition and dependence on collaborative partners, the Company's ability to avoid infringement of the patent rights of others, and the Company's ability to obtain adequate patent protection and to enforce these rights. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. QuantRx does not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

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Investor Relations Contact
for QuantRx Biomedical:
Nancy H. Tully
Darrow Associates, Inc.
t. 631-692-0375
c. 631-745-2584
E-mail: Email Contact